Exhibit 10.1

“CONFIDENTIAL TREATMENT OF CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN REQUESTED BY WJ COMMUNICATIONS, INC.  THE CONFIDENTIAL PORTIONS OF THIS DOCUMENT INDICATED WITH ASTERISKS (***) HAVE BEEN OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.”

Wafer Manufacturing and Supply Agreement

This Wafer Manufacturing and Supply Agreement (“Agreement”) is made and entered into this      day of May, 2007, by and between Amptech, Inc., a Delaware corporation having its principal place of business at 5776-D Lindero Canyon Road, #431, Westlake Village, California 91362 (hereinafter “AMPTECH”) and WJ Communications, Inc., a Delaware corporation having its principal place of business at 401 River Oaks Parkway San Jose, CA 95134 (hereinafter  “WJ”). (WJ and AMPTECH shall also sometimes be referred to herein together as the “Parties” or individually as a “Party”).

WITNESSETH:

WHEREAS, AMPTECH is a semiconductor company;

WHEREAS, AMPTECH is acquiring certain assets of WJ pursuant to that certain Asset Purchase Agreement of even date (the “Asset Purchase Agreement”);

WHEREAS, subsequent to the closing under the Asset Purchase Agreement, WJ desires to pay AMPTECH to manufacture and supply WJ with wafers utilizing WJ’s wafer production processes;

WHEREAS, WJ has developed certain proprietary process technology associated with wafer production products, and desires to provide such technology to AMPTECH  for the purpose of manufacturing wafers for WJ and, under certain circumstances, as defined in the License Agreement between the Parties of even date (the “License Agreement”) will license AMPTECH to produce wafers using certain proprietary process technology for AMPTECH and other customers of AMPTECH;

 WHEREAS,  AMPTECH is willing to manufacture and supply wafers to WJ utilizing WJ’s wafer production processes; and

WHEREAS, the Parties desire to establish the terms and conditions for the manufacture of wafers by AMPTECH and the purchase of wafers by WJ.

NOW, THEREFORE, in consideration of the mutual promises and agreements of the Parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             DEFINITIONS

1.1           “Confidential Information means any and all information (in any and every form and media) not generally known in the relevant trade or industry, which was obtained from any Party in connection with this Agreement or the License Agreement, the respective rights and obligations of the Parties hereunder, including, without limitation, (a) information relating to trade secrets of such Party, (b) information relating to existing or contemplated products, services, technology, ideas, designs, processes, formulae, research and development (in any and all stages) of such Party, (c) information relating to the Wafers or any of the patents, trade secrets, know-how, and other technology and information relating to the Wafers and their design, and (d) information relating to forecasts, projections, sales, business plans, methods of doing business, sales or marketing methods, current and contemplated markets, current and potential customers, strategic partners, acquirers or  investors, customer lists, customer usages and/or requirements and supplier information of such Party.

1.2           “Copyrights” means: (a)  any rights in original works of authorship fixed in any tangible medium of expression as set forth in the United States Copyright Act, 17 U.S.C. § 101 et. seq.; (b)  all registrations and applications to register the foregoing anywhere in the world; (c)  all foreign counterparts and analogous rights anywhere in the world; and (d)  all rights in and to any of the foregoing.

 1.3                              “Die” means an individual integrated circuit or components which when completed create an integrated circuit.

 1.4                              “Embedded Third Party Technology” means third party software or hardware embedded as part of the WJ Technology and/or in Improvements thereto.

1.5           “Facilities” means AMPTECH’s physical fabrication facilities located at 5130 McCarthy Boulevard, Milpitas, California.

1.6           “AMPTECH Services” has the meaning set forth in Section  2.1.

1.7           “AMPTECH Technology” has the meaning set forth in Section 9.2

1.8           “Gross Die per Wafer” (“GDW”) means the total quantity of Die candidates on each Wafer, whether or not the Die is operational when the Wafer has completed the manufacturing process.

1.9           “Improvements” means with respect to any Technology, all discoveries, innovations, improvements, enhancements, derivative works, or modifications of or to such Technology.

1.10         “Intellectual Property Rights” means any and all: (a)  Copyrights, mask work rights, trademarks, and Patents; (b)  rights relating to innovations, know-how, trade secrets, and confidential, technical, and non-technical information; (c)  moral rights, author’s rights, and rights of publicity; and (d)  other industrial, proprietary and intellectual property related rights anywhere in the world, and all applications for, renewals and extensions of the foregoing now or hereafter filed, regardless of whether or not such rights have been registered with the appropriate authorities in such jurisdictions in accordance with the relevant legislation.

1.11         “Jointly Developed Technology” means Technology that is written, created, or otherwise made or acquired not solely by one or more employees of one Party, but is created jointly by employees or contractors of WJ together with employees or contractors of AMPTECH during and in the course of the transactions contemplated by this Agreement, provided that: (a)  with respect to copyrightable material, each contributing Party prepared the work with the intention that their contributions be merged into inseparable or interdependent parts of a unitary whole; (b)  with respect to inventions subject to patent protection, each contributing Party made some original contribution to the inventive thought and to the final solution; and (c)  with respect to matter subject to trade secret protection, each contributing Party made substantial contributions to such matter.

1.12         “Knowledge” shall mean the actual knowledge of the officers, directors, and director-level employees of AMPTECH.

1.13         “Lot” means a group of wafers which are processed simultaneously. Each Lot will be assigned a specific alpha/numeric identification that distinguishes it from any other group that contains the same type of Die so that each Lot can be separately identified.

1.14         “Minimum Yield” means, with respect to a particular  Wafer, the minimum acceptable Yield for such Wafer as per the Specifications.

1.15         “Net Die per Wafer” (“NDW”) means the net number of functional Die on each Wafer after the Wafer has completed the wafer probe testing.

1.16         “Patents” means: (a)  patents and patent applications, worldwide, including all divisions, continuations, continuing prosecution applications, continuations in part, reissues, renewals, reexaminations, and extensions thereof and any counterparts worldwide claiming priority therefrom; utility models, design patents, patents of importation/confirmation, and certificates of invention and like statutory rights; and (b)  all rights in and to any of the foregoing.

1.17         “Process” the proprietary wafer manufacturing processes of WJ to be provided by WJ to AMPTECH for use by AMPTECH in its Facilities to manufacture wafers subject to the terms and conditions of the License Agreement.

1.18         “Process Control Monitor (PCM)” means a collection of test structures that are included on a wafer for the purpose of monitoring the Process and establishing that the Process was implemented correctly.

1.19         Purchase Order” has the meaning set forth in Section  7.1.

1.20         “Qualify” or “Qualification” means that the Process has been approved by WJ for volume manufacturing of the Wafers at the Facilities because the Wafers have been produced pursuant to the Process as evidenced by the PCM test results.

1.21         “Scrap” means any Wafer or Die, in any stage of completion, without regard to its ability to function, that is not in conformance with the requirements of the Specifications for Wafers to be sold to WJ.

1.22         “Specifications” mean the technical specifications provided by WJ for the Process and the manufacture of the Wafers by AMPTECH including the specifications described in Appendix A.

1.23         “Target Yield” means, with respect to a particular  Wafer, the Target Yield for such Wafer as set forth in Appendix B. Notwithstanding the foregoing, the Target Yield is subject to post qualification confirmation and adjustment pursuant to Section  3.5 and Appendix B.

1.24         “Technical Information” means the technical information and materials provided or to be provided by WJ to AMPTECH.

1.25         “Technology” means any and all technical information, specifications, drawings, records, documentation, works of authorship or other creative works, ideas, algorithms, models, databases, ciphers/keys, systems architecture, network protocols, research, development, and manufacturing information, software (including object code and source code), application programming interfaces (APIs), innovations, mask works, logic designs, circuit designs, technical data, processes and methods.

1.26         “Term” has the meaning set forth in Section  14.1.

1.27         “Verification Test Program” has the meaning set forth in Section 3.5(b).

1.28         “Wafers” means the GaAs (gallium arsenide) Wafers described in Appendix B which will be manufactured by AMPTECH for WJ using the Process.

1.29         “WJ Technology” has the meaning set forth in Section 9.1.

1.30         “Yield” means the percentage represented by Net Die per Wafer (NDW) divided by Gross Die per Wafer (GDW).

2.             AMPTECH SERVICES AND FACILITIES

2.1           AMPTECH Services. AMPTECH shall  manufacture the Wafers at its Facilities utilizing the Process provided by WJ, and  sell and deliver to WJ  the Wafers, all in accordance with the terms and conditions set forth in this Agreement (the “AMPTECH Services”).  AMPTECH shall not outsource or delegate to any third party the manufacture of the Wafers.

2.2           Facilities. All manufacturing of  Wafers shall take place at the Facilities. If AMPTECH desires to relocate the  manufacturing of the Wafers to another facility, it shall provide WJ with at least *** days prior notice of its intent to  relocate to a proposed new facility. If WJ notifies AMPTECH within ***  days of its objection to the new location, AMPTECH shall not transfer the manufacture of the Wafers to the new facility and shall continue to manufacture the Wafers at the Facilities, or AMPTECH will provide WJ with a *** month opportunity to make end of life purchases of Wafers before AMPTECH can terminate this Agreement and complete the relocation to the new facility. WJ will provide notice within *** days of AMPTECH’s notification to WJ of its intention to continue with the new facility. Approval to relocate shall not be unreasonably withheld.

3.             PRODUCTION, QUALITY, RELIABILITY AND CONTROL

3.1           Wafer Technical Information.

(a)              WJ will provide the Technical Information and assistance relating to the Wafers to AMPTECH in accordance with  Appendix D.

(b)              AMPTECH will not make any changes or modifications to the qualified process without WJ’s prior written approval, which may be granted or withheld in WJ’s sole and absolute discretion.

3.2                              WJ Technology Improvements by AMPTECH.  AMPTECH shall provide WJ with prompt written notice with respect to any Technology or Intellectual Property Rights conceived, developed, or reduced to practice by or on behalf of AMPTECH or any other person that constitutes an Improvement to any WJ Technology.  Thereafter, at WJ’s request, AMPTECH shall make available to WJ appropriate personnel with suitable knowledge and understanding of such Improvement to describe and explain such Improvement to designated WJ personnel and to otherwise provide such WJ personnel with sufficient information and materials satisfactory to WJ.

3.3           Baseline Modifications:

(a)                                  The Process baseline may be further refined by mutual agreement. AMPTECH will obtain written approval of WJ before making any modifications to the baseline manufacturing Process, materials, or tooling. Approval shall not be unreasonably withheld.

(b)                                 The Parties shall confirm the Target Yield and Minimum Yield for the Wafers is acceptable to WJ.

(c)                                  AMPTECH will process and deliver wafers that meet the PCM test specifications.  If material does not meet the Target Yield, the Parties will work together to determine the root cause and corrective actions.

3.4           Quality Culture.  AMPTECH’s quality systems shall include Statistical Process Control (SPC) with statistically valid limits. AMPTECH will establish a culture which responds to established limits, and will stop the manufacturing line if these limits are found out of tolerance.

3.5           Specification Testing and Compliance.  AMPTECH will produce Wafers for WJ that meet the  Specifications. In that regard:

(a)           AMPTECH shall conduct in line process monitoring according to testing procedures and use test equipment reasonably acceptable to WJ. AMPTECH must have sufficient testing capability to handle testing requirements, including the provision of engineering analysis of test Wafers sufficient to (i)  identify potential product issues (i.e. any failure to fully meet Specifications or achieve Minimum Yields) at the earliest possible stage and (ii)  make necessary adjustments to the Wafers.

***         CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)           After Wafer completion, AMPTECH shall conduct testing in accordance with the Specifications (“PCM Test Program”), and inspect and confirm that the Wafers conform to the applicable Specifications.

AMPTECH shall neither ship nor bill WJ for any Wafer that  to the Knowledge of AMPTECH fails to meet the PCM Test requirements and the Quality and Reliability Standards unless specifically instructed in writing by WJ to do so. AMPTECH shall notify WJ of any Wafer that is below the PCM Test requirements, and WJ may, at its discretion, agree to accept delivery of such Wafer at a mutually agreed upon price. AMPTECH must notify WJ in advance of shipment of those Wafers that do not comply with the foregoing criteria.

(c)           If AMPTECH or WJ detects any wafer fabrication related defects in any Wafers, AMPTECH shall promptly provide WJ with a corrective action plan to correct the failure mechanisms and/or defects. WJ may review AMPTECH’s quality measurement and control systems at any time, and AMPTECH shall comply with all commercially reasonable recommendations made by WJ as a result of any such review.

(d)           From time to time WJ may desire to update, revise, or modify the Specifications for the Wafers.  If AMPTECH and WJ mutually agree on the updates, revisions, and/or modifications,  then AMPTECH will use reasonable efforts to implement all revisions, updates, or modifications as soon as practicable. If such changes impact Wafer Yield, the Parties shall re-set Target Yields using the same procedure as initially used by WJ. AMPTECH shall advise WJ of any cost and schedule impact, and the date and Lot number of implementation of the revision, update, or modification, all of which shall be subject to WJ’s written approval. Any requalification required as a result of the revisions, updates, or modifications will be the responsibility of WJ.

(e)           The results from AMPTECH testing processes shall be accessible and available to WJ for review and download to WJ records at the conclusion of each test Lot.

3.6           Failure and Defect Reporting.  The Parties shall notify each other of any detected failure mechanisms and/or defects which are present, or which they suspect might be present, in completed Wafers. AMPTECH shall use reasonable efforts to correct such failure mechanisms and/or defects as promptly as possible within a time frame acceptable to WJ and reasonable to AMPTECH.

3.7           Reliability Records and Data.  Without limitation of any requirements in the Quality and Reliability Standards, AMPTECH agrees to provide the following information relating to the quality or reliability of the Wafers and the quality systems used to comply with these standards and specifications.

(a)           AMPTECH will maintain Lot history records for a period of five (5)  years. WJ shall have access to all Lot history records concerning all Wafers at any  time.

(b)           AMPTECH agrees to provide reliability data which demonstrates the ability of mutually agree on updates, revisions, and/or modifications to the Process used for Wafers to meet WJ’s Quality and Reliability Standards as set forth in Appendix E.  Any exceptions to these criteria will be reviewed on a product-by-product basis. WJ shall have the right to use reliability data concerning Wafers for the purposes of preparing sales and promotional information concerning Wafers. AMPTECH’s reliability testing methods and conditions shall be subject to the review of WJ, and shall be changed upon WJ’s request, and agreed to by AMPTECH, such agreement not to be unreasonably withheld.

(c)           WJ may conduct an on-site inspection and audit of the process and manufacturing records relevant to the Wafers during normal business hours upon twenty four (24) hours advance notice to AMPTECH.   Any inspection or audit will be conducted at WJ’s sole expense.

(d)           AMPTECH agrees to maintain sufficient documentation regarding all Wafers sold to WJ for five (5)  years after shipment. All Wafers shall be traceable to the assigned Lot. Lot traceability for Wafers shall be maintained throughout the entire process from fabrication through verification testing, packing, and shipment. Traceability and full history for Wafers shall include applicable wafer fabrication process recipes, substrate vendor identification and Lot number, quality control data, Process deviation notes and probe data as well as assembly records and deviations, verification test results, visual inspection results, burn-in conditions, and final test data. WJ shall have the right to limit and approve substrate and other materials suppliers.  Supplier approval will not be unreasonably withheld, and rejection must be based on objective documented criteria showing how the substrate and material suppliers will cause AMPTECH to fail to meet the Specifications.

3.8           Process Control Information.  Upon WJ’s written request, AMPTECH shall provide WJ with Process control information as set forth in the Specifications. Such information may include: Process and electrical test yield results, calibration schedules and logs for equipment, environmental monitor information for air, gases, and DI water, documentation of operator qualification and training, documentation of traceability, process verification information, and trouble report currently available from AMPTECH’s document control center in a format pursuant to AMPTECH’s standard document retention policy.

3.9           Scrap Disposal.  AMPTECH shall return Scrap which cannot be reclaimed to WJ at WJ’s request, or otherwise destroy and properly dispose of all Scrap in order to prevent any unauthorized sale or other disposition of any  Wafers. AMPTECH will maintain Scrap procedures and will record all products scrapped including Lot history, reason for scrap, and WJ’s approval for scrap. WJ shall have the rights to audit the scrap procedures and to witness scrap of the  material.

3.10         Manufacturing Metrics.  AMPTECH agrees to provide pertinent manufacturing metrics to WJ, including but not limited to, data regarding process yield, cycle time and Process development.

3.11         Deficiency Expectations.  WJ expects consistent, high quality wafer fabrication processing and services from AMPTECH, such that a Die yield expectation can be predicted for WJ’s products based on the area of a particular Die. It is understood that WJ’s design and specifications also influence this metric. The functional test yields expected by WJ are equal to or greater than the yields that WJ has experienced in the past for their products of identical design to the products produced in this Agreement.  WJ shall provide AMPTECH data illustrating the yield performance and Die size for each device.   A Target Yield will be established on a per device basis using WJ’s historical data (see Appendix B).

                  WJ will inform AMPTECH of material exhibiting unexpectedly low Yields. AMPTECH is willing to assist WJ, to the limits of its existing capabilities, at no additional cost in the evaluation of the low Yield, and in identification of the necessary activities to correct such low Yields.

3.12         Shippable Wafer.  A good wafer is defined as one which passes the PCM tests appropriate for the version of the Process (i.e. MESFET, HFET, 5V or 28V), to the extent that such specific tests are defined in Attachment.  Wafers will be considered shippable based upon the PCM tests meeting acceptable parametric ranges.  For any and all wafers where the PCM data does not meet the mutually defined acceptable criteria, WJ and AMPTECH will determine a pro rated wafer price.

4.             PARTIES’ ACTIVITIES

4.1           Site Inspections.  WJ and its current employees, customers, strategic partners, investors, and acquirers shall have the right to visit AMPTECH’s Facilities to inspect the Facilities and fabrication of  the Wafers, as well as conduct other activities contemplated by this Agreement, after providing reasonable notice to AMPTECH, as long as such WJ personnel comply with AMPTECH’s security policies and sign a non-disclosure agreement acceptable to AMPTECH. Such visits shall be conducted during AMPTECH’s normal working hours and may be stopped by AMPTECH, if disruptive to AMPTECH operations. WJ may also assign WJ employees to work at the Facilities manufacturing the Wafers on an as needed or other mutually agreed basis. AMPTECH shall grant these employees full access to employee parking facilities and appropriate sections of the Facilities including the clean room where the Wafers are manufactured or placed. AMPTECH shall provide such WJ employees with secured office space and full access to conference room, food and break facilities. AMPTECH shall allow WJ employees to be full and active participants on problem solving teams with respect to the manufacturing of the Wafers.

4.2           Records Inspections.  In addition to WJ’s other inspection rights set forth elsewhere in this Agreement, WJ shall have the right to inspect the books and records (whether maintained in documentary form or as computer files) of AMPTECH related to this Agreement during normal business hours upon one week’s written advance notice to AMPTECH.

4.3           Financial Reports and Notification of Financial Impairment .  AMPTECH agrees, for so long as the Agreement remains in effect, to furnish to WJ:  (i) within 90 days after the end of each fiscal year, audited annual financial statements (if an audit is performed), setting forth in comparative form the figures for the previous year (or if not yet completed, then a draft thereof, followed by the final thereof as soon a available); (ii) within 45 days of each of the first three fiscal quarters of each year, the quarterly unaudited financial statements or such summaries that are provided to AMPTECH’s Board of Directors if unaudited financial statements have not been prepared; (iii) within 30 days after the end of each month, monthly financial summaries which shall be limited to the monthly cash balance and revenue for the period; (iv) within 30 days after the end of each quarter, a rolling six month forecast of cash flow; and (v) within 60 days after the first day of each fiscal year, an annual budget. AMPTECH further agrees to immediately notify WJ  if (i) based on AMPTECH’s then current three month forecast of cash flow, all or substantially all of AMPTECH’s available cash balance for working capital would be reasonably likely to be consumed or (ii) AMPTECH suffers any material adverse change in its financial condition that is reasonably likely to  impair AMPTECH’s ability to perform its obligations under this Agreement.

5.             PRICING AND PAYMENTS

5.1           Wafer Pricing.  The price for Wafers ordered and accepted by WJ and delivered by AMPTECH in accordance with this Agreement shall be as set forth in Appendix C.

5.2           Invoicing and Payment Terms.  AMPTECH shall invoice WJ upon shipment of the Wafers. AMPTECH’s invoices shall set forth the amounts due from WJ to AMPTECH for such shipment, and shall contain sufficient detail to allow WJ to determine the accuracy of the amount(s) billed. The invoice shall be dated and delivered as of the date of shipment and payments shall be on *** (***) days net terms. All payments will be in United States of America dollars. WJ shall have the right to offset any disputed claims or other amounts due from AMPTECH against WJ’s payment obligations under any invoice.   Upon resolution of any dispute, payment is due immediately from WJ.  If WJ pays invoices after *** (***) days from delivery, interest shall apply at the lesser of the Comerica Bank prime rate plus 2%, compounded annually, or the highest rate allowable by law.

5.3           Taxes.  WJ is responsible for all taxes related to the purchase of finished Wafers.

6.             CAPACITY PLANNING AND FORECASTING

6.1           Forecasts.  In order to allow AMPTECH to plan its foundry capacity and to order raw materials in due time, WJ shall give to AMPTECH a *** (***) month forecast for its estimated monthly Wafer requirements per product based on reasonable available information.  The first *** (***) months are in the form of firm, noncancellable obligation to place Purchase Orders pursuant to section 7.1 (“Firm Order Quantities”).  The second *** months of purchase orders maybe rescheduled one time up to ***% of the total (***) month quantity.  The issuance of purchase orders under section 7.1 establishes the legal obligation and not the forecast provided under this section 6.1.  The trailing six months are treated as a nonbinding forecast.

6.2           Capacity Commitment.

(a)           AMPTECH shall reserve the capacity and agrees to maintain the ability to manufacture, at the stated lead times, the minimum volume of Wafers per period for the last forecast under Section 6.1 accepted by AMPTECH plus 15% additional capacity in reserve per Section 6.2 (b).

(b)           Within ten (10)  days after receipt of WJ’s forecast, AMPTECH shall provide WJ with a written plan detailing AMPTECH’s manufacturing capacity commitments for the forecast period. AMPTECH shall, consistent with and subject to the limitations of the maximum staffed capacity of the wafer fabrication facility, use commercially reasonable effort to allocate sufficient capacity to be able to provide up to *** (***) of the forecast and shall use commercially reasonable efforts to provide additional capacity as requested.

***         CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)           AMPTECH shall provide current-quarter weekly wafer output updates to the forecast. This weekly update would comprehend anticipated changes to forecast related to deviations from planned cycle-time. WJ will use the weekly updates to direct AMPTECH activities, including the disposition of Wafers for shipping.

(d)           AMPTECH shall provide WJ prompt written notice if AMPTECH becomes aware of any circumstance which may constrain its capacity to manufacture Wafers in accordance with the then current forecast.

7.             ORDER, DELIVERY AND ACCEPTANCE

7.1           Order Placement and Firm Orders.  WJ shall place written orders for the Wafers to be purchased under this Agreement via a purchase order in a form acceptable to AMPTECH (each, a “Purchase Order”).  WJ shall place Purchase Orders for quantities of Wafers at least as high as the Firm Order Quantities set forth in the Forecasts.  The Purchase Order shall include delivery instructions included thereon or issued in connection with the written order that reference the applicable written order and provide detail regarding the mix, quantities, and requested delivery date for the Wafers. Firm Purchase Orders will be placed monthly, no later than *** (***) business days prior to the end of each calendar month. WJ may adjust the device mix prior to AMPTECH starting material, but the total volume of Wafers cannot be decreased without the consent of AMPTECH after the Purchase Order has been accepted. Modifications to the mix and quantity of Wafers to be started in any given week may be requested in writing by WJ no later than Thursday of the previous week. AMPTECH shall use commercially reasonable efforts to accept any Purchase Order that is within the volume of the most recent *** (***) month forecast or up to ***% greater.

7.2           Order Acceptance.

(a)           AMPTECH shall acknowledge all Purchase Orders and confirm all delivery schedules and instructions therein within two (2)  business days following its receipt of Purchase Order. AMPTECH may not reject Purchase Orders based on ordering instructions that conform to the terms of this Agreement and AMPTECH may not reject the Purchase Order based on the quantity of Wafers ordered unless, either the quantity is less than the Firm Order Quantities or, and then only to the extent that, the quantity is more than ***% over the Form Order Quantity most recent six (6) months forecast.

(b)           AMPTECH shall deliver the quantity of Wafers stipulated in the relevant Purchase Order and delivery shall be considered timely only if on or before the scheduled delivery date. In the event delivery is more than seven (7) days after the scheduled delivery date, WJ shall be entitled to a reduction in the price of the delayed Wafers in the amount of ***% per week up to a maximum reduction of ***%. WJ agrees to accept deliveries of *** percent (***%) above the Purchase Order quantities.  WJ also agrees to allow Purchase Orders to be delivered short provided the deliveries are within *** (***) of the Purchase Order Quantity.

7.3           Cancellations and Schedule Changes.

(a)           WJ may, in its discretion, cancel, suspend, or modify any Purchase Order, even if AMPTECH has begun manufacture of the Wafers so ordered within the stated lead time up to *** (***) percent of the current quarter’s committed purchase order quantity. Upon cancellation of the complete or partial Purchase Order for which AMPTECH has begun manufacturing Wafers, WJ agrees to pay AMPTECH a percentage of the applicable selling price set forth in the applicable Purchase Order based on the stage of completion of the applicable Wafer Lot.  AMPTECH may not terminate any accepted Purchase Order, unless AMPTECH terminates this Agreement for default by WJ.  If WJ desires to cancel, suspend, or modify Purchase Orders in excess of *** (***) percent of the current quarter’s committed purchase order quantity, WJ and AMPTECH will meet to review the circumstances and determine if a mutually agreeable solution can be reached.

(b)           AMPTECH shall use commercially reasonable efforts to accommodate WJ’s requested changes. AMPTECH will notify WJ at the earliest indication of any interruption in supply of the Wafers or other Facility difficulty that may affect the availability of  Wafers under this Agreement.

***         CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)           WJ may, in its discretion, cancel any Purchase Order if AMPTECH either does not deliver or projects that it will not deliver Wafers pursuant to such Purchase Order within *** (***) days of its originally committed delivery date as adjusted for any holds that WJ may have requested of AMPTECH with respect to the Purchase Order.  WJ will notify AMPTECH in writing of its decision to cancel a Purchase Order under this Section 7.3(c).

7.4           Wafer Shipment.  AMPTECH shall deliver free on board (FOB) at their Facility in Milpitas, California.

7.5           Wafer Acceptance Testing.  Acceptance testing of the Wafers delivered to WJ will be performed within *** (***) days of receipt.  If WJ identifies an issue with the Wafers, WJ will notify AMPTECH and provide to AMPTECH the incoming inspection data and other data in its possession related to the wafers.  AMPTECH, will review the information within *** (***) hours and meet with WJ to mutually address the issue.  AMPTECH shall immediately exercise its reasonable efforts to develop and implement a corrective action plan for any errors, including manufacturing errors or defects identified in its systems.  If the engineering evaluation, identifies the source of the problem to be wafer fabrication related, AMPTECH will issue a return material authorization for the return of the material and credit of the purchase price or, at WJ’s option, may be retained by WJ subject to an agreed upon credit being issued by AMPTECH.  For such properly rejected Wafers that WJ returns to AMPTECH for a refund of the purchase price, title and risk of loss or damage of returns will pass to AMPTECH at WJ’s docks.  Rejected Wafers shall be subject to the Scrap disposal procedures set forth in Section 3.9 herein.

8.             PRODUCT WARRANTIES AND FAILURES

8.1           Product Warranty. AMPTECH warrants that, at the time of delivery to WJ, all Wafers will comply with the Specifications and the Quality and Reliability Standards and be free of liens, encumbrances, and defects. WJ shall advise AMPTECH in writing of any claims involving failure to meet the Specifications or Quality and Reliability Standards.

8.2           Persistent Failure. In the event repeated field failures occur with respect to Wafers, or a significant field failure occurs which requires immediate attention, AMPTECH shall take all commercially reasonable action required to promptly resolve the matter.

8.3           Product Failure. In the event that any Wafer fails to pass WJ’s inspection, or WJ otherwise determines that any Wafer fails to meet the Wafer Standards, WJ will give AMPTECH notice of the defective Wafer and AMPTECH shall use commercially reasonable efforts to resolve the matter.  WJ shall have no financial responsibility for defective Wafers.

9.             PROTECTION OF TECHNOLOGY AND INTELLECTUAL PROPERTY

9.1           Protection of WJ Technology. AMPTECH will take steps to avoid benefit to WJ’s competitors from WJ Technology (as defined in the License Agreement), as follows:

(a)           AMPTECH will create a firewall between (i)  products, processes, and other activities on behalf of WJ, and (ii)  all personnel, products, and processes of (1)  competitors of WJ and (2)  other  product customers of AMPTECH unless AMPTECH is using WJ Technology under its License Agreement, in which case it will conform to the License Agreement.

(b)           The Parties will cooperate to prevent the unauthorized distribution, use, or access, or the unauthorized disclosure of WJ’s Intellectual Property by AMPTECH.

(c)           If a security compromise related to the WJ Technology is caused by or results primarily from the acts or omissions of AMPTECH or any of its subsidiaries, vendors, employees, or sublicensees or their failure to comply with the agreed security procedures, AMPTECH will be responsible for responding to and containing such security compromise.

***         CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.2           Know-How Preservation. AMPTECH will not use any Intellectual Property of WJ (including without limitation Confidential Information), for any purpose inside or outside AMPTECH, except as permitted by the License Agreement.

10.          INDEMNIFICATION AND INSURANCE

10.1         Intellectual Property Indemnification by AMPTECH.

(a)           AMPTECH agrees to defend at its expense any suits brought by a third party against WJ based upon a claim that the process used by AMPTECH to manufacture Wafers and the AMPTECH Technology used in such process infringes any Intellectual Property Rights, and to pay costs, including attorneys fees and expenses, and damages finally awarded in any such suit against WJ. AMPTECH has no obligations under this Section to the extent arising from  AMPTECH’s use of the Process.  WJ will promptly notify AMPTECH in writing of any claim or suit. AMPTECH will have control of such claim or suit to defend or settle at its expense so long as settlement does not involve any admission of liability or payment by WJ. WJ will provide reasonable assistance for AMPTECH’s defense of such claim or suit.

(b)           If the use and sale of any of the Wafers  is prohibited by court order as a result of a suit within the scope of Section  10.1(a), AMPTECH, at its option and at no expense to WJ, will obtain for WJ the right to use and sell the Wafers or will substitute an equivalent method for performing the AMPTECH Services which are acceptable to and qualified by WJ.

10.2         Intellectual Property Indemnification by WJ. In addition to and without limiting WJ’s indemnity obligations in the License Agreement, WJ agrees to defend at its expense any suit brought against AMPTECH by a third party based upon a claim that the Wafers  produced by AMPTECH for WJ infringe any Intellectual Property Rights, if such infringement arises from  AMPTECH’s use of the Process,  WJ Technology, or WJ’s instruction in connection with the manufacture of the Wafers and to pay costs, including attorneys fees, and damages finally awarded in such suit against AMPTECH, provided that WJ is notified within thirty (30) days in writing of the suit and at WJ’s request and at its expense is given and opportunity to control of said suit and all requested reasonable assistance for defense of such claim.

10.3         Damage Mitigation. If a third party notifies either party that the Technology, processes, specifications, or formula of a Party infringes or violates the rights of such third party, then the Parties will cooperate to assure that their actions will respect properly asserted third party Intellectual Property Rights and address such allegations of infringement or other claims in a reasonable manner.

10.4         SOLE INFRINGEMENT LIABILITY. THE FOREGOING PROVISIONS STATE THE ENTIRE LIABILITY OF EITHER PARTY TO THE OTHER WITH RESPECT TO THIRD PARTY INFRINGEMENT CLAIMS OF ANY TYPE BROUGHT AGAINST A PARTY REGARDING PERFORMANCE OF THIS AGREEMENT. WITHOUT LIMITING THE OBLIGATIONS OF EITHER PARTY UNDER SUCH FOREGOING PROVISIONS OR THE PROVISIONS OF THE LICENSE AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) ARISING FROM INFRINGEMENT OR ALLEGED INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

10.5         Insurance.  AMPTECH shall acquire and maintain at its sole cost and expense (i) statutory workers’ compensation insurance and employer’s liability insurance, (ii) all risk insurance coverage for physical loss or damage to Wafers while at the Facility or under its control, and until title passes to WJ, and to the tangible personal property provided to AMPTECH in connection with the Process and (iii) product liability, bodily injury, business interruption, casualty and property damage insurance, in a form reasonably acceptable to WJ with a reputable insurance company reasonably acceptable to WJ. The insurance policy shall provide for combined single limit coverage of not less than $***, and WJ shall be named as an additional insured and loss payee. AMPTECH shall submit certificates of such insurance to WJ (which shall include an agreement by the insurer not to cancel such coverage except upon thirty (30) days prior written notice to WJ) for its approval. AMPTECH shall maintain such insurance coverage in effect for WJ’s benefit throughout the term of this Agreement and for a period of one (1) year from the date of the last delivery of wafers to WJ hereunder. If AMPTECH fails to furnish such certificates of insurance or any required insurance is cancelled for any reason, WJ may, at its option, immediately terminate this Agreement.

11.          CONFIDENTIALITY

11.1         Confidentiality Obligations. The Parties recognize that the Confidential Information of one another constitutes valuable confidential and proprietary information. Accordingly, the Parties agree on behalf of themselves and their respective officers, directors, employees and agents that they shall hold in confidence all Confidential Information of the other party (including the existence of this Agreement and the terms hereof) and not use the same for any purpose other than as set forth in this Agreement nor disclose the same to any other person except to the extent that it is necessary for a Party to enforce its rights under this Agreement or if required by law or any governmental authority at the discretion of a Party (including, without limitation, the Securities and Exchange Commission and any stock exchange or quotation system upon which a Party’s shares or other equity securities may be traded); provided, however, if a Party shall be required by law to disclose any such Confidential Information to any other person, such Party shall give prompt written notice thereof to the other Party and shall minimize such disclosure to the amount required. The Parties acknowledge that violation of this Section 13.1 could cause the other Party irreparable harm and as such each Party agrees and acknowledges that remedies at law for any breach of its obligations under this Section 11.1 are inadequate and that in addition thereto the other party shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach, without the necessity of demonstrating the inadequacy of monetary damages. Processes, data, and other information provided, created, or discovered prior to or during the Term relating to the Wafers and/or the Process(es) or methods for the manufacture of the Wafers whether provided, created, or discovered solely by WJ or AMPTECH or jointly by the parties shall, for purposes of this Agreement, be deemed Confidential Information solely owned by WJ and furnished by WJ to AMPTECH hereunder, and AMPTECH further agrees that such specific Confidential Information shall be accessible on a “need to know” basis only to those AMPTECH employees working on the manufacture of the Wafers.  AMPTECH warrants and represents to WJ that no Confidential Information of WJ will be disclosed to any director of AMPTECH who is a commercial competitor of WJ,, the director’s employee, officer, agent, or any of its affiliates or subsidiaries. The board members of AMPTECH agree to be bound by the confidentiality provisions of this Agreement. Any AMPTECH board member who is a competitor of WJ agrees to recuse themselves from any meeting where Confidential Information is discussed as long as it is not in conflict with their fiduciary responsibility as a board member.

11.2         Excluded Information. The obligations of a Party under  Section 11.1 shall not apply to any information which (a) at the time of disclosure, is generally known to the public, (b) after disclosure, becomes part of the public knowledge (by publication or otherwise) other than by breach of this Agreement by the receiving party, (c) the receiving Party can verify by written documentation was in its possession at the time of disclosure and which was not obtained, directly or indirectly, from the other Party, (d) the receiving Party can verify by written documentation results from research and development by the receiving Party thereof independent of disclosures by the other Party thereof or (e) the receiving Party can prove was obtained from any person who had the legal right to disclose such information, provided that such information was not obtained to the knowledge of the receiving Party thereof by such person, directly or indirectly, from the other Party thereof on a confidential basis. Notwithstanding the foregoing, a Party may disclose Confidential Information of the other Party (a) to its attorneys, accountants, and other professional advisors under an obligation of confidentiality to the other Party, (b) to banks or other financial institutions or venture capital sources for the purpose of raising capital or borrowing money or maintaining compliance with agreements, arrangements, and understandings relating thereto under an obligation of confidentiality to the other Party, and (c) to any person who proposes to purchase or otherwise succeed (by merger, operation of law or otherwise) to all of a Party’s right, title and interest in, to and under this Agreement, if such

***         CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

person is specifically identified to the other Party in advance and such person agrees in writing to maintain the confidentiality of such Confidential Information. The Party disclosing Confidential Information to any third party as permitted by this Agreement shall also be responsible for any failure of such third party to maintain the confidentiality of such Confidential Information. The standard of care required to be observed hereunder shall be not less than the degree of care which a Party uses to protect its own information of a confidential nature.

12.          TERM AND TERMINATION

12.1         Term of Agreement. The term of this Agreement shall be one (1) year from the date of this Agreement unless earlier terminated pursuant to the provisions of this Agreement (the “Term”). The Term is renewable annually by both parties and is to negotiated in good faith 180 days prior to its termination.    If the agreement is not renewed in writing, any activity between the parties after the termination date will be conducted on purchase order terms.

12.2         Termination.

(a)           This Agreement may be terminated immediately by a Party on written notice to the other Party if the other Party defaults on any of its material obligations or conditions of this Agreement which remain uncured for thirty (30)  calendar days, if capable of being cured, after written notice to the defaulting Party specifying the nature of the default.

(b)           A Party shall  have the right to immediately terminate this Agreement by giving written notice of termination to the other Party at any time upon or after: (i)  the filing by the other Party of a petition in bankruptcy or insolvency; (ii)  any adjudication that the other Party is bankrupt or insolvent; (iii)  the filing by the other Party under any law relating to bankruptcy or insolvency; (iv)  the appointment of a receiver for all or substantially all of the property of the other Party; (v)  the making by the other Party of any assignment or attempted assignment for the benefit of creditors; or (vi)  the institution of any proceedings for the liquidation or winding up of the other Party’s business or for the termination of its corporate existence.

(c)           This Agreement may, upon sixty (60) days notice, be terminated by WJ if (i)AMPTECH engages in fraudulent or material intentional misconduct, (ii) the lease of the Leased Facility is terminated, or (ii) WJ is otherwise specifically entitled to immediately terminate this Agreement under any term or provision of this Agreement.

12.3         Effect of Termination.

(a)           If WJ terminates this Agreement, WJ may, at WJ’s sole discretion, terminate delivery of all undelivered, and delivered but unaccepted, Wafers. WJ must compensate AMPTECH for all costs and expenses incurred for work-in-process Wafers.

(b)           In the event of termination or cancellation of this Agreement for any reason, AMPTECH shall promptly return to WJ  any Confidential Information, WJ Technology, and photomasks, equipment, tools, and other property of WJ used to manufacture the Wafers, immediately cease the use thereof and certify to WJ in writing that the same are no longer in use, provided, however, in the event of termination or cancellation of this Agreement for any reason, WJ may require AMPTECH to continue to honor the terms of this Agreement for up to nine (9), ]additional months to allow WJ and AMPTECH to effect an efficient transition of the  photomasks, equipment, tools, and other property to WJ or a third party designated by WJ, provided that if AMPTECH terminates this Agreement for cause, AMPTECH shall not be obligated to provide post termination  services unless WJ cures the default and prepays for each new Purchase Order in advance.

(c)           If WJ terminates this Agreement pursuant to Section 14.2(ii) (fraud) or Section 14.2(iii)(loss of lease), AMPTECH shall be liable to WJ for any reasonable covered costs incurred by WJ in re-procuring the Wafers which shall include all direct costs incurred by WJ to procure the Wafers  from another supplier, including all  non-recurring expenses. AMPTECH shall also be responsible for any indirect costs incurred by WJ.

AMPTECH’s liability under this Section 14.3 shall be limited to $***.  WJ must exercise commercially reasonable efforts to  mitigate damages.

12.4         Survival. The provisions of this Section and Sections  1, 3.7(a) and (d), 4.2, or 9, 10, 11, 13, 14,  and 15.1, 15.5, 15.6, 15.7, 15.11 shall survive any expiration or termination of this Agreement.

13.          DISPUTE RESOLUTION

13.1         Mediation. WJ and AMPTECH shall attempt to settle any claim or controversy, except those related to intellectual property, through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by WJ and AMPTECH within twenty (20) days after written notice by a Party demanding mediation.  Neither Party may unreasonably withhold consent to the selection of a mediator, and WJ and AMPTECH will share the cost of the mediation equally.

13.2         Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, that is not resolved through negotiation or mediation within thirty (30) days of the date of the initial demand by either Party, shall be determined by arbitration in San Jose, California before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.  The arbitrator may, in the Award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

14.          LIMITATION OF LIABILITY

14.1         DISCLAIMER. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY ADDITIONAL WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT ARE HEREBY EXPRESSLY DISCLAIMED.

14.2         LIMITATION OF LIABILITY. EXCEPT FOR BREACH OF OBLIGATIONS RELATING TO FAILURE TO RETURN THE PROCESS OR WJ TECHNOLOGY TO WJ UNDER THE TERMS OF THIS AGREEMENT, INFRINGEMENT, OR VIOLATION OF A PARTY’S INTELLECTUAL PROPERTY RIGHTS ON A BREACH OF OBLIGATIONS RELATING TO CONFIDENTIAL INFORMATION, (1)  IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY, CUSTOMERS, OR ANY THIRD PARTIES FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL, OR SIMILAR DAMAGE OF ANY KIND OR CHARACTER, REGARDLESS OF WHETHER EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (2)  THE AGGREGATE LIABILITY OF A PARTY FOR ALL CLAIMS HEREUNDER SHALL NOT EXCEED *** DOLLARS ($***).   THIS IS AN ABSOLUTE LIMITATION ON DAMAGES AND MAY NOT BE  INCREASED BY ANY OTHER SECTION OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO SECTION 14.

15.          MISCELLANEOUS

15.1         Applicable Law. The law of the state of California  shall govern this Agreement without regard to choice of law provisions. The Parties agree that the UN Convention for the International Sale of Goods shall not apply. Jurisdiction and venue for litigation of any dispute, controversy, or claim arising out of or in connection with this Agreement will be only in a United States federal court for the Northern District of California or a California state

***         CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

court having subject matter jurisdiction located in San Jose, California or San Francisco, California. Each of the Parties hereby expressly submits to the personal jurisdiction of the foregoing courts located in California, and waives any objection or defense based on personal jurisdiction or venue that might otherwise be asserted to proceedings in such courts.

15.2         Assignment. AMPTECH shall not  assign, sublicense, or otherwise transfer this Agreement or any rights or obligations arising under this Agreement without the prior written approval of WJ, and AMPTECH shall not delegate or subcontract its performance of this Agreement to any third party without the prior written approval of WJ which approval may be granted or withheld in WJ’s sole and absolute discretion.  WJ may assign or transfer this Agreement with the prior written consent of AMPTECH, provided that the assignee or transferee is bound by law or written agreement to WJ’s obligations under this Agreement.

Notification. All notices specifically required to be given under the terms of this Agreement will be in writing and sent to the addresses stated below or to such other address, which is designated in writing by the Party to receive notice. All notices will be deemed to have been given when received by the addressee.

As to AMPTECH:

Name:	Ray Milano	James Black
Function:	President	Orrick, Herrington & Sutcliffe LLP
Tel. no.:	(818) 879-0061	(415) 773-5700
Fax no.:	(818) 865-0917	(415) 773-5759
Address:	5776-D Lindero Canyon Road, #431,	415 Howard Street, 10th Floor
	Westlake Village, California 91362	San Francisco, California 94105
E-mail	rmilano@amptechdesign.com	jblack@orrick.com

Such persons listed above shall be subject to change at any time by AMPTECH with prior written notification to WJ.

As to WJ:

Name:	Mark Knoch	Bruce Diamond	Darrell C. Smith
Function:	VP of Operations	CEO & President	Counsel
Tel. no.:	(408) 577-6229	(408) 577-6222	(813) 229-7600
Fax no.:	(408) 577-6229	(408) 577-6229	(813) 229-1660
Address:	401 River Oaks Parkway	401 River Oaks Parkway	101 East Kennedy Blvd, Suite 2800
	San Jose, CA 95134	San Jose, CA 95134	Tampa, FL 33602
E-mail	Mark.knoch@wj.com	Bruce.diamond@wj.com	dsmith@slk-law.com

15.4         Entire Agreement/Superseded Agreements. This Agreement, which includes the appendixes and other exhibits and attachments hereto, supersedes all prior discussions and writings and constitutes the entire and only contract between the Parties relating to the activities to be performed hereunder.

15.5         No Modification. This Agreement may not be changed, altered, or amended except in writing and signed by duly authorized representatives of all of the Parties

15.6         Environmental Matters. AMPTECH will indemnify and hold WJ harmless from and against any liability, claim, damage, injury, expense, suit, or cause of action, including, but not limited to, reasonable attorneys fees, arising from or caused by any toxic or hazardous substances or chemicals, as those terms are defined by applicable environmental health or safety laws or regulations, which are used in performance of this Agreement by AMPTECH, present in Scrap disposed of or destroyed by AMPTECH, or present on any of the Facilities in or during AMPTECH’s performance of this Agreement, except to the extent present at the time that AMPTECH obtained possession from WJ. AMPTECH will maintain compliance of the Facility with all applicable laws and have all necessary permits, operating licenses, or authorizations necessary to operate its Facilities under applicable environmental safety or health laws or regulations.  WJ is solely responsible for environment compliance on its facilities.

15.7         Waiver. The failure of any Party to enforce, at any time, or for any period of time, any provision of this Agreement, to exercise any election or option provided herein, or to require, at any time, performance of any of the provisions hereof, will not be construed to be a waiver of such provision, or in any way affect the validity of this Agreement, or any part thereof, or the right of any Party thereafter to enforce each and every such provision.

15.8         Compliance with Laws. AMPTECH agrees to comply with all applicable and reasonable local, state, and federal laws and executive orders and regulations and agrees to defend, indemnify, and hold WJ harmless against any loss, cost, damage, expense (including attorney’s fees), or liability by reason of AMPTECH’s violation.

15.9         Independent Contractor. It is agreed that AMPTECH is an independent contractor for the performance of services under this Agreement, and that for accomplishment of the desired result WJ is to have no control over the methods and means of accomplishment thereof, except as specifically set forth in this Agreement. There is no relationship of agency, partnership, joint venture, employment, or franchise between the Parties.

15.10       Export Control and Governmental Approval.

(a)           The Parties acknowledge that each must comply with all applicable rules and laws in the performance of their respective duties and obligations, including, but not limited to, those relating to restrictions on export and to approval of agreements. AMPTECH will be responsible for obtaining and maintaining all approvals and licenses, including export licenses, permits, and governmental authorizations from the appropriate governmental authorities as may be required, to enable such AMPTECH to fulfill its obligations under this Agreement.

(b)           Each Party agrees that, unless prior written authorization is obtained from the United States Bureau of Industry and Security, it will not export, re-export, or transship, directly or indirectly, any products or technical information that would be in contravention of the Export Administration Regulations then in effect as published by the United States Department of Commerce.

15.11       Non-Solicitation of Employees.   Except as otherwise provided in the Asset Purchase Agreement, during the term of this Agreement, and for a period of six (6) months following expiration or termination, neither WJ nor AMPTECH shall solicit any employee of the other who is or was employed by any organizational unit of the other Party involved with the performance of this Agreement for employment, either directly through any of its employees, or indirectly through any agent or third party such as an recruiting agency or headhunter.

15.12       Force Majeure. Notwithstanding the insurance requirements under Section 12.6 of this Agreement, neither Party shall be liable to pay damages during the Term for any delay or failure in performance, provided such delay or non-performance is due to circumstances outside its reasonable control, including, but not limited to, decrees or restraints of government, acts of God or nature, strikes or other labor disturbances, war, riot, sabotage, fire, earthquake, flooding, power failures or any other cause which cannot reasonably be controlled by such Party (a “Force Majeure Event”). However, the aforesaid shall apply with the restriction that the Party not claiming the Force Majeure Event shall be entitled to terminate this Agreement in writing if the delay or non-performance of the other Party as a result of the Force Majeure Event should last for more than 3 months.  For a Party to claim a Force Majeure Event hereunder, it must notify the other Party within five (5) days of commencement of the Force Majeure Event specifying the nature of the Force Majeure Event and the anticipated length of the Force Majeure Event.  The Party claiming a Force Majeure Event shall use commercially reasonable efforts to investigate, eliminate, avoid or prevent the Force Majeure Event so as to continue performing its obligations under this Agreement.  Under no circumstances shall a Force Majeure event delay WJ’s obligation to pay AMPTECH.

15.13       Section Titles. Section titles as to the subject matter of particular sections herein are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular Sections to which they refer.

15.14       Counterparts and Facsimiles.  This Agreement may be executed in several counterparts and by facsimile, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by duly authorized representations on the date first set forth above.

AMPTECH, INC.	WJ COMMUNICATIONS, INC.

BY:	BY:

TITLE:	TITLE:

APPENDIXES

APPENDIX A- WJ PROCESSES TO BE PROVIDED TO AMPTECH
APPENDIX B- LIST OF PRODUCTS (WAFERS)
APPENDIX C- VOLUMES AND PRICES FOR WAFERS
APPENDIX D- PROCESS RESPONSIBILITIES

Appendix A

WJ Processes to be Provided to AMPTECH

The table below contains the valid WJ Process Specifications. Each modification or change of a parameter leads to a new release of the Process Specification.  This change must be performed in written form and signed by AMPTECH and WJ, respectively.

Description	Process
MESFET ***	X
MESFET ***	X
HFET ***	X
HBT ***	X
HBT ***	X

PCM Measurement Conditions, Pass/Fail-Selection

AMPTECH will perform a PCM test at all lots, each wafer, performed on the process control monitor structure (PCM) located in the scribe line or special test inserts.

A wafer will be classified as having passed if each individual pass/fail parameter listed in the process specification passes on ***% of the mutually agreed upon number of test sites. The pass/fail limits for electrical tests performed on the PCM for each wafer are listed in the relevant process documentation.

If a Wafer fails the acceptance criteria, the Wafer may not be shipped to WJ unless WJ requests that it be shipped.

WJ and AMPTECH shall mutually agree on all applicable PCM tests within *** (***) days following the Effective Date.  If such agreement is not reached within thirty days following the Effective Date, either party may request mediation and arbitration of the issue, in which case each party shall submit its proposed tests to mediation and, if necessary, arbitration as set forth in Section 13.  If the proposals are submitted to arbitration, the arbitrator shall be instructed to select one of the two proposals.

***         CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix B

List of Products (Wafers)

Products	Process	Die X(um)	Die Y(um)	Area(mm^2)	Target Yield
***	MESFET	***	***	***	***
***	MESFET	***	***	***	***
***	MESFET	***	***	***	***
***	MESFET	***	***	***	***
***	MESFET	***	***	***	***
***	MESFET	***	***	***	***
***	MESFET	***	***	***	***
***	MESFET	***	***	***	***
***	MESFET	***	***	***	***
***	MESFET	***	***	***	***
***	MESFET	***	***	***	***
***	HFET	***	***	***	***
***	HFET	***	***	***	***
***	HFET	***	***	***	***
***	Passive	***	***	***	***
***	HBT 5V	***	***	***	***
***	HBT 5V	***	***	***	***
***	HBT 5V	***	***	***	***
***	HBT 5V	***	***	***	***
***	HBT 5V	***	***	***	***
***	HBT 5V	***	***	***	***
***	HBT 5V	***	***	***	***
***	HBT 5V	***	***	***	***
***	HBT 5V	***	***	***	***
***	HBT 5V	***	***	***	***
***	HBT 5V	***	***	***	***

***         CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix C

Volumes and Prices for Wafers

All prices under this agreement are to be quoted, billed, and paid for in U.S. Dollars. USD ($).

Prices listed below are quoted per Wafer and include the raw Wafer cost and all other costs, but not IC probing.

Price/Wafer by Process Technology
MESFET	HFET	5V HBT	28V HBT
***	***	***	***

WJ will during the initial term of this Agreement, provide AMPTECH with a purchase order for a minimum of *** per week beginning with the first week that AMPTECH is able to consistently deliver wafers.  This commitment will be reduced by any cancellations under section 7.3.

Wafer probing and or scribe and break prices shall be negotiated in good faith and agreed by the AMPTECH and WJ within *** days following the Effective Date.  If agreement is not reached on such pricing within *** (***) days following the Effective Date, the parties shall submit pricing determination to mediation and, if necessary,  arbitration as set forth in Section 13. The mediator and arbitrators shall be instructed to determine fair market pricing.

AMPTECH and WJ shall confer and prepare a mutually agreed plan (including pricing) for AMPTECH to provide WJ with metalized processing of wafers until such time as WJ can fully qualify an alternative source.  The volume of metalized wafers on a weekly basis shall not exceed a volume that would constrain AMPTECH’s production for other requirements.  If agreement is not reached on such plan and pricing within *** (***) days following the Effective Date, the parties shall submit determination of a plan and proper pricing to mediation and, if necessary,  arbitration as set forth in Section 13.  The mediator and arbitrators shall be instructed to determine fair market pricing.

Lead-Times

Process lead-times from AMPTECH will be established after sixty days of fab operation at   .   days/level.  Device mix releases will be started in the week following receipt.

Hot lots (if lots in-line exceed ***) have a *** cost factor.  Cycle time on hot lots is (—   .     days/level to be established after sixty days of fab operation)

Hand-Carry lots require written acceptance of the wafer fab, and have a *** cost factor.  Cycle time on hand-carry lots is (—   .    days/level to be established after sixty days of fab operation)

Priority lots are subject to acceptance by AMPTECH according to their internal limits.

***         CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix D

WJ is responsible to provide all documentation and engineering support to enable AMPTECH to use WJ’s Processes in its manufacture of the Wafers.

WJ is responsible for reliability and qualification test costs for all WJ’s products.

  Any future photomask replacement due to damage caused by AMPTECH’s negligence is the responsibility of AMPTECH.  AmpTech and WJ shall review the condition of the photomasks within thirty (30) days following the Effective Date, and shall equitably determine the allocation of costs for the replacement of masks due to normal wear.  If agreement is not reached on such allocation within thirty (30) days following the Effective Date, the parties shall submit the cost allocation determination to mediation and, if necessary,  arbitration as set forth in Section 13.

AMPTECH is responsible for all internal process development costs.

AMPTECH is responsible for processing Wafers and supporting tools to  manufacture of the Wafers.

 AMPTECH is responsible for tool installation, government permits, and Facility costs.

AMPTECH is responsible for tools ongoing maintenance and operating costs.

AMPTECH is responsible for any tools needed strictly for capacity expansion associated with the manufacture of the Wafers.

By the signing of this agreement. AMPTECH shall be responsible for the costs of preparing and filing any  UCC statements required by WJ.

Appendix E

1.1          Appendix E— Qualification Requirements

Process Qualification requirements:  each process technology has specific failure modes unique to that technology and/or methodology.  Other failure modes are generic to materials & structures common in all semiconductor processes.   Process Qualification requires evaluation of the following:

Failure modes specific to the individual technology
Three-temperature DC life test
RF operational endurance test
Passive element tests
Mechanical integrity tests

Documents containing very detailed requirements for MESFET, HFET, and 5V HBT processes have been previously provided to AMPTECH.